Exhibit 99.1

FOR IMMEDIATE RELEASE

ENERJEX RESOURCES ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2014, INCLUDING A 123% PRODUCTION INCREASE

San Antonio, Texas (November 17, 2014) – EnerJex Resources, Inc. (NYSE MKT: ENRJ) (NYSE MKT: ENRJ.PR) (“EnerJex” or the “Company”), an independent exploration and production company focused on the acquisition and development of oil and natural gas properties located in the Rocky Mountain and Mid-Continent regions of the United States, announced today that it has filed its SEC Form 10-Q for the quarter ended September 30, 2014. A copy of this document is available through the Company’s website at www.enerjex.com. These results include the impact of EnerJex’s merger with Black Raven Energy, Inc. for the third quarter of 2014.

Highlights for the third quarter include the following:

▪	Record production of 57,754 barrels of oil equivalent (70% oil), a 123% increase compared to the prior year.

▪	Revenue of $3.8 million, a 41% increase compared to the prior year.

▪	Earnings before interest, income tax, depreciation and amortization, adjusted to exclude the effect of derivative contracts or oil hedges and non-recurring items (“Adjusted EBITDA”), of $1.4 million, a slight decrease compared to the prior year resulting from a 16% decrease in the average price of oil received by EnerJex.

▪	Acquisition of leasehold interests covering 4,040 gross (3,945 net) acres in Weld County, Colorado, providing more than 100 potential horizontal drilling locations targeting oil production from the Niobrara and Codell formations (see map: http://www.enerjex.com/img/WeldCountyMap.jpg).

▪	Successful completion of approximately 20 new wells in the Company’s vertical Mississipian and Cherokee projects.

▪	Testing of a second confirmation well in EnerJex’s vertical Niobrara Gas Project at a rate of more than 600 thousand cubic feet of natural gas per day.

Production volumes during the three months ended September 30, 2014 were 57,754 barrels of oil equivalent (70% oil) compared to 25,933 barrels of oil during the three months ended September 30, 2013.

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.463.9297 | WWW.ENERJEX.COM

Revenue was $3,810,688 for the third quarter of 2014 compared to $2,694,506 for the third quarter of 2013. The Company realized an average price of $87.23 per barrel of oil and $2.70 per thousand cubic feet of natural gas during the third quarter of 2014 compared to $103.90 per barrel of oil during the third quarter of 2013. EnerJex did not produce any natural gas during the third quarter of 2013.

Lease operating expenses were $1,920,968 or $33.26 per net barrel of oil equivalent produced during the three months ended September 30, 2014 compared to $916,567 or $35.34 per net barrel of oil equivalent produced during the three months ended September 30, 2013.

Operating income was $223,927 for the third quarter of 2014 compared to operating income of $669,843 for the third quarter of 2013.

Adjusted EBITDA was $1,407,625 during the three months ended September 30, 2014 compared to $1,451,660 during the three months ended September 30, 2013.

Net income was $1,787,667 for the third quarter of 2014 compared to a loss of $619,902 during the third quarter of 2013. Adjusted to exclude the effect of derivative contracts (oil hedges) and non-recurring items, net income was $240,684 for the third quarter of 2014 compared to $829,351 in the same period last year.

Management Comments

EnerJex’s CEO, Robert Watson, Jr., commented, “I am pleased to announce strong production results and positive financial results for the third quarter despite a significant decrease in realized oil prices. Management continues to evaluate the Company’s drilling plans in light of the recent drop in oil prices, although we remain confident in EnerJex’s robust drilling inventory.” Commenting further, Mr. Watson, stated, “The Company continues to drill new wells in its Mississippian Project, and EnerJex is presently completing the installation of a new pipeline at Adena Field which is expected to increase production capacity and decrease operating expenses. EnerJex is currently evaluating multiple potential acquisitions, and management continues to evaluate potential strategic opportunities to create and unlock value for common stockholders on a per-share basis.”

About EnerJex Resources, Inc.

EnerJex Resources, Inc. (NYSE MKT: ENRJ) (NYSE MKT: ENRJ.PR) is an independent exploration and production company focused on the acquisition and development of oil and natural gas properties located in the Rocky Mountain and Mid-Continent regions of the United States. The Company owns oil and gas leases covering nearly 100,000 acres in multiple prolific hydrocarbon basins located in Colorado, Kansas, Nebraska, and Texas.

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.463.9297 | WWW.ENERJEX.COM

EnerJex's producing assets are characterized by long lived reserves with low production decline rates, and the Company has identified more than 500 drilling locations within its existing properties. Through its large acreage footprint in the Denver-Julesburg ("DJ") Basin, EnerJex also has exposure to emerging oil resource plays including the horizontal Niobrara and Codell plays in Weld County, Colorado. The Company's management team has more than 100 years of combined experience in the oil and gas exploration and production industry, including geology, engineering, operations, and finance. EnerJex's headquarters are located in San Antonio, Texas, and additional information is available on its website at www.enerjex.com.

Forward-Looking Statements

This press release and the materials referenced herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give EnerJex's current expectations or forecasts of future events. The statements in this press release regarding the completion of drilling for and commencement of operations at new wells, successful production at newly drilled wells, expected increases in overall production, the acquisition of operating assets and related agreements, any implied or perceived benefits from any current or future transaction, and any other effects resulting from any of those matters, are forward-looking statements. Such statements involve material risks and uncertainties, including but not limited to: whether newly drilled or newly acquired properties will produce at levels consistent with management's expectations; market conditions; whether we will experience equipment failures and, if they materialize, whether we will be able to fund repair work without materially impairing planned production levels or the availability of capital for further production increases; the ability of EnerJex to meet its loan covenants under the debt facility that is expected to fund the costs of the new wells and to obtain financing from other sources for continued drilling; the costs of operations; delays, and any other difficulties related to producing oil; the ability of EnerJex to integrate the newly producing assets; the ability to retain necessary skilled workers to operate the new producing wells; the price of oil; EnerJex's ability to market and sell produced minerals; the risks and effects of legal and administrative proceedings and governmental regulation; future financial and operational results; competition; general economic conditions; the ability to manage and continue growth; and the ability of management to successfully integrate Black Raven. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in our Form 10-K filed with the SEC. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. EnerJex's production forecasts are dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Although EnerJex believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

GAAP Reconciliations

In addition to revenue and net income determined in accordance with GAAP, we have provided a reconciliation of our EBITDA, Adjusted EBITDA, and Adjusted Net Income in this release. These are non-GAAP financial measures that we use as supplemental measures of our performance. These non-GAAP financial measures are not measurements of our financial performance under GAAP and should be considered as alternatives to revenue, net income, operating income or any other performance measure derived in accordance with GAAP. It should not be assumed that these non-GAAP financial measures are comparable to similarly named figures disclosed by other companies. We define EBITDA, Adjusted EBITDA, and Adjusted Net Income as net income attributed to EnerJex before the effects of the items listed in the tables below.

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.463.9297 | WWW.ENERJEX.COM

	QUARTER ENDING
UNAUDITED	9/30/2014	9/30/2013
Net Income (Loss)	$1,787,667	$(619,902)
Derivative Loss (Gain)	$(1,831,105)	$1,160,374
Non Recurring Items	$284,122	$288,879
Adjusted Net Income	$240,684	$829,351
Interest	$267,764	$137,831
Depreciation, Depletion, Amortization	$899,177	$484,478
Adjusted EBITDA	$1,407,625	$1,451,660

Investor Relations Contact

Derek Gradwell

SVP Natural Resources

MZ Group North America

Phone: (512) 270-6990

Email: dgradwell@mzgroup.us

Web: www.mzgroup.com

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.463.9297 | WWW.ENERJEX.COM